Exhibit (e)



                                Certification under Rule 466



The depositary, Deutsche Bank Trust Company Americas, represents and certifies the following:

     (1) That it previously had filed a registration statement on Form F-6 (ICICI Bank Limited, Registration No. 333-11504), which the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.

     (2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.



                                           DEUTSCHE BANK TRUST COMPANY
                                           AMERICAS, Depositary



                                           By: /s/ Mike Hughes
                                              ---------------------------------
                                              Name:  Mike R. Hughes
                                              Title: Director




                                           By: /s/ Jeff Margolick
                                              ---------------------------------
                                              Name:  Jeff Margolick
                                              Title: Vice President